Exhibit 99.1

     The Cheesecake Factory to Present at the SG Cowen Consumer Conference

     CALABASAS HILLS, Calif.--(BUSINESS WIRE)--Jan. 4, 2005--The Cheesecake Factory Incorporated (Nasdaq:CAKE) will be presenting at the SG Cowen & Co. Consumer Conference in New York on Tuesday, January 11, 2005 at 11:00 a.m. Eastern Time. Investors may listen to the presentation live through the Internet by selecting the "Audio Webcasts" option under the "Investor" section of the Company's website located at http://www.thecheesecakefactory.com. An archived webcast will also be available for thirty days following the presentation.
     The Cheesecake Factory Incorporated operates 87 upscale, casual dining restaurants under The Cheesecake Factory(R) name that offer an extensive menu of more than 200 items with an average check of approximately $16.09. The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company's restaurants and for other leading foodservice operators, retailers and distributors. Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe(R) name in Los Angeles, Chicago, Las Vegas and Dallas; one self-service, limited menu "express" foodservice operation under The Cheesecake Factory Express(R) mark inside the DisneyQuest(R) family entertainment center in Orlando, Florida; and licenses three bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe(R) name.


     CONTACT: The Cheesecake Factory Incorporated
              Jane Vallaire, 818-871-3000